UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	94-0787340 (IRS Employer Identification No.)

1177 West Loop South, Suite 1825 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered		Name of each exchange on which each class is to be registered
9.25% Series A Cumulative Redeemable Preferred Stock		NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-192094

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.01.                      Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 9.25% Series A Cumulative Redeemable Preferred Stock, no par value per share (the “Series A Preferred Stock”), of Yuma Energy, Inc., a California corporation (the “Company”). The description of the Series A Preferred Stock to be registered hereunder is set forth under the caption “Description of the Series A Preferred Stock” in the Registrant’s Prospectus Supplement with respect to the Series A Preferred Stock (the “Prospectus Supplement”) filed October 20, 2014, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-192094), which became effective as of November 21, 2013. The Prospectus Supplement, including the description of the Series A Preferred Stock therein, shall be deemed to be incorporated herein by reference.

Item 2.                                Exhibits.

Exhibit No.	Description

3.1	Restated Articles of Incorporation dated September 10, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 16, 2014).

3.2	Certificate of Determination of Rights, Preferences, Privileges and Restrictions of 9.25% Series A Cumulative Redeemable Preferred Stock of Yuma Energy, Inc.

3.3	Amended and Restated Bylaws of Yuma Energy, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed with the Commission on November 5, 2013).

4.1	Form of Certificate representing 9.25% Series A Cumulative Redeemable Preferred Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

YUMA ENERGY, INC.

Date: October 20, 2014	By:	/s/ Sam L. Banks
Sam L. Banks
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation dated September 10, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 16, 2014).

3.2	Certificate of Determination of Rights, Preferences, Privileges and Restrictions of 9.25% Series A Cumulative Redeemable Preferred Stock of Yuma Energy, Inc.

3.3	Amended and Restated Bylaws of Yuma Energy, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed with the Commission on November 5, 2013).

4.1	Form of Certificate representing 9.25% Series A Cumulative Redeemable Preferred Stock.